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                                                                Exhibit 23.2

                            INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of HPSC, Inc. on Form S-8 of our report dated February 28, 1997 (March 26, 1997 as to Note K), appearing in the Annual Report on Form 10-K of HPSC, Inc. for the year ended December 31, 1996 and to the reference under the heading in Part II, "Item 5. Interests of Named Experts and Counsel" in such Registration Statement.

DELOITTE & TOUCHE LLP

/s/Deloitte & Touche LLP

BOSTON, MASSACHUSETTS
May 16, 1997